EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Media Relations: Matt Walsh (650) 312-2245
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Appoints Jennifer M. Johnson as President and CEO
Gregory E. Johnson Named Executive Chairman and Continues as Chairman of the Board

San Mateo, CA, November 21, 2019 – Franklin Resources, Inc. (the “Company”) (NYSE: BEN) today announced the appointment of Jennifer M. Johnson as president and chief executive officer. Current CEO Gregory E. Johnson will become executive chairman of Franklin Resources, Inc. and continue in his role as chairman of the Company’s board of directors. The CEO appointment was approved by the Company’s board of directors, and both appointments will become effective at the Company’s 2020 Annual Meeting of Stockholders on February 11, 2020.

As president and CEO, Ms. Johnson will be responsible for the operation of all aspects of the business, and she will set long-range strategic objectives and drive corporate priorities. As executive chairman, Mr. Johnson will continue to play an active role within the organization, represent the Company with key stakeholders, consult on significant decisions such as merger and acquisition opportunities, and advise on the strategic direction of the firm.

“Jenny’s appointment as president and CEO is the natural evolution of her current role and recognizes both her strong track record and our confidence in her ability to lead the firm strategically into the future,” said Mr. Johnson. “Jenny has significant experience leading and working with all parts of our business and brings extensive knowledge of the global investment management industry. She has a thoughtful perspective and innovative spirit that few can match.”

Ms. Johnson, president and chief operating officer, has been instrumental in developing and driving the Company’s overall strategic direction. Over the past three decades, Ms. Johnson has managed all major aspects of the business, including investment management, global distribution, customer service, fund administration, global technology, and the Company’s high-net-worth business. She joined the firm in 1988 and has served in numerous roles, including as the Company’s chief information officer.

Ms. Johnson has also been responsible for driving several key acquisitions and strategic investments, as well as the development of Franklin Templeton’s ETF business, launching a broad range of active, smart beta and passive ETFs globally. She has also continued to build the Company’s data science capabilities and drive fintech initiatives.

“In my time at Franklin Templeton, I have had the opportunity to work with an extremely talented team that shares our vision for the future of this company and a passion for helping people achieve their financial goals,” said Ms. Johnson. “I am excited by the possibilities ahead for both Franklin Templeton and our industry. We are well positioned to seize the right opportunities to grow our business and to continue to deliver strong investment results for our shareholders and clients around the world.”

“I have worked closely with Jenny throughout my tenure at Franklin Templeton to drive long-term growth and provide best-in-class service to our clients,” said Mr. Johnson. “We have a very experienced and capable leadership team in place. With Jenny at the helm as CEO, the breadth of our investment strategies, the strength of our brand, our global reach and exceptional team, all point to a positive future.”

Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization operating as Franklin Templeton. Franklin Templeton’s goal is to deliver better outcomes by providing global and domestic investment management to retail, institutional and sovereign wealth clients in over 170 countries. Through specialized teams, the Company has expertise across all asset classes, including equity, fixed income, alternatives and custom multi-asset solutions. The Company’s more than 600 investment professionals are supported by its integrated, worldwide team of risk management professionals and global trading desk network. With employees in over 30 countries, the California-based company has more than 70 years of investment experience and over $693 billion in assets under management as of October 31, 2019. For more information, please visit franklintempleton.com.
Forward-Looking Statements
The statements contained herein may include prospects, statements of future expectations and other forward-looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties. Actual results, performance or events may differ materially from those expressed or implied in such forward-looking statements. Any forward-looking statements herein are made only as of the date of this press release, and the Company assumes no obligation to update any information or forward-looking statement contained herein, except as required to be disclosed by law.

These and other risks, uncertainties and important factors are described in more detail in the Company’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019. Those include, without limitation: the amount and mix of our assets under management (“AUM”) are subject to significant fluctuations; poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income; harm to our reputation may negatively impact our revenues and income; our business operations are complex and a failure to perform operational tasks properly or the misrepresentation of our services and products, or the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income; we may review and pursue strategic transactions that could pose risks to our business; we depend on key personnel and our financial performance could be negatively affected by the loss of their services.

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